Exhibit 10.29.1

27 August 2013

VIA EMAIL

Mr. Terry Hungle

Chief Financial Officer

Mavenir Systems, Inc.

1651 N Glenville, Suite 201

Richardson, TX 75081

Re:	Reseller OEM Agreement, dated 28 October 2008 (the “Agreement”)

Dear Terry:

Pursuant to Section 14.1 of the above referenced Agreement, please accept this letter as Cisco Systems, Inc. sixty (60) day written notification to Mavenir Systems, Inc. to extend the term of the Agreement for an additional one year term, through 28 October 2014.

If you should have any questions or concerns regarding this matter, please do not hesitate to contact me.

Very truly yours,

/s/ Dennis Fiore
Dennis Fiore
Manager, Product Management MITG
Cisco Systems, Inc.